                                                                    EXHIBIT 23.4


                  CONSENT OF NETHERLAND, SEWELL & ASSOCIATES,


To the Board of Directors of Forcenergy, Inc:

    We hereby consent to the use of our reports dated March 3, 1997 and of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1997 and 1996, respectively, and the inclusion of our audit report dated May 25, 1995, of the estimates of the net proved oil and natural gas reserves of Forcenergy Gas Exploration, Inc. and their present values, as of January 1, 1995, in this Form S-4 Registration Statement and the prospectus incorporated therein, and all references to our firm therein.



                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By:__________________________________
                                              Frederick D. Sewell
                                              President


Dallas, Texas
April 9, 1997